U.S SECURITIES AND EXCHANGE COMMISSION
                       Washington, DC 20549


                             FORM 8-K
                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934


                        September 26, 2000
         Date of Report (Date of Earliest Event Reported)



               INDUSTRIAL SERVICES OF AMERICA, INC.
      (Exact name of registrant as specified in its charter)


                              FLORIDA
          (State or other jurisdiction of incorporation)


      0-20979                                 59-0712746
(Commission File Number)                   (IRS Employer
                                          Identification No.)

     7100 Grade Lane
     PO Box 32428
     Louisville, KY                                  40232
(Address of principal executive offices)           (Zip Code)


                          (502) 368-1661
       (Registrant's telephone number, including area code)
OTHER EVENTS.

   ITEM 5.

     Industrial Services of America, Inc. (the "Company") has announced a change in Directors as a result of action taken in the Board of Directors meeting held on Tuesday, September 26, 2000.

     Effective September 26, 2000, Joseph H. Cohen resigned from the Board as Director and also resigned his position as Corporate Secretary for the purpose of providing an additional independent director on the Board of Directors. Mr. Cohen had served as a Director for the Company since February 1998 and will remain as Corporate Counsel for the Company.

     On September 26, 2000, the remaining members of the Board of Directors elected David W. Lester to fill the vacancy in the Board created by Mr. Cohen's resignation. Mr. Lester, 47, a certified public accountant, has over twenty-five years of diversified business experience. He has served for over fifteen years as Chief Financial Officer or Chief Operating Officer of several companies and for nearly ten years with KPMG Peat Marwick, a Big 5 international public accounting firm. He served as Chief Financial Officer or Chief Operating Officer for multiple public companies, led a company through its initial public offering and has led multiple companies through the development and execution of their business plans. Since June 2000, Mr. Lester has worked as a consultant assisting startup and other companies. From June 1999 to June 2000, he was the Chief Financial Officer, Secretary and Treasurer of Perennial Health Systems, Inc. From March 1998 to May 1999, he was the Chief Financial Officer for Micro Computer Solutions, Inc. From February 1985 to October 1997, Mr. Lester was the Chief Operating Officer or Chief Financial Officer for Kentucky Medical Insurance Company and Stratton-Cheeseman Management Company, the successor to Kentucky Medical Insurance Company. Perennial Health Systems, Inc. and Kentucky Medical Insurance Company were reporting companies under the Securities Exchange Act of 1934.

     The Board also appointed John O. Tietjen to serve as Corporate Secretary. Mr. Tietjen joined the Company in March 1999 as Senior Vice-President and Chief Financial Officer.



                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                              INDUSTRIAL SERVICES OF AMERICA, INC.
                                   (Registrant)


Date:  October 11, 2000       /s/ Harry Kletter
                              -----------------------------------
                              Harry Kletter
                              Chief Executive Officer